                                                                  EXHIBIT 1


                          DUKE REALTY INVESTMENTS, INC.
                            (an Indiana Corporation)

                             3,500,000 Common Shares

                                 TERMS AGREEMENT


                                                  September 21, 1994



TO:  Duke Realty Investments, Inc.
     8888 Keystone Crossing Suite 1150
     Indianapolis, IN 46240

Attention:          Chairman of the Board of Directors

Dear Sirs:

          We (the "Representatives") understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 3,500,000 shares of common stock (the "Common Stock")(such Common Stock being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below), to the extent any are purchased, at the purchase price set forth below.


                                                               Number of Initial
Name of Underwriter                                         Underwritten Securities
- - ------------------------------------------------------------------------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated                  418,000
Alex. Brown & Sons Incorporated                                     418,000
Dean Witter Reynolds Inc.                                           418,000
A.G. Edwards & Sons, Inc.                                           418,000
Legg Mason Wood Walker, Incorporated                                418,000
Bear, Stearns & Co. Inc.                                             60,000
Dillon, Read & Co. Inc.                                              60,000
Kidder, Peabody & Co. Incorporated                                   60,000
Lehman Brothers Inc.                                                 60,000
Oppenheimer & Co., Inc                                               60,000
PaineWebber Incorporated                                             60,000
Smith Barney Inc.                                                    60,000
Wertheim Schroder & Co. Incorporated                                 60,000
Advest, Inc.                                                         30,000
Robert W. Baird & Co. Incorporated                                   30,000
J.C. Bradford & Co.                                                  30,000
City Securities Corporation                                          30,000
Cowen & Company                                                      30,000
Dain Bosworth Incorporated                                           30,000
Doft & Co., Inc.                                                     30,000
Fahnestock & Co. Inc.                                                30,000
First Albany Corporation                                             30,000
First of Michigan Corporation                                        30,000
Gruntal & Co., Incorporated                                          30,000
Interstate/Johnson Lane Corporation                                  30,000
Janney Montgomery Scott Inc.                                         30,000
Edward D. Jones & Co.                                                30,000
Kemper Securities, Inc.                                              30,000
McDonald & Company Securities, Inc.                                  30,000
Morgan Keegan & Company, Inc.                                        30,000
The Ohio Company                                                     30,000
Piper Jaffray Inc.                                                   30,000
Principal Financial Securities, Inc.                                 30,000
Raffensperger, Hughes & Co., Inc.                                    30,000
Ragen MacKenzie Incorporated                                         30,000
Rauscher Pierce Refsnes, Inc.                                        30,000
The Robinson-Humphrey Company, Inc.                                  30,000
Roney & Co.                                                          30,000
Stephens Inc.                                                        30,000
Sutro & Co. Incorporated                                             30,000
Traub and Company, Inc.                                              30,000
Tucker Anthony Incorporated                                          30,000
Utendahl Capital Partners, L.P.                                      30,000
Wheat, First Securities, Inc.                                        30,000
                                                                 ----------
TOTAL                                                             3,500,000
                                                                 ----------
                                                                 ----------


          The Underwritten Securities shall have the following terms:


Title of Securities:                         Common Stock
Number of Shares:                            3,500,000
Initial public offering price per share:     $25.25
Purchase price per share:                    $23.86
Number of Option Securities:                 525,000
Closing Time, date and location:             September 28, 1994, 10:00 a.m., New York
                                             City Time, Rogers & Wells, 200 Park
                                             Avenue, New York, New York 10166


          All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. - Common Stock and Preferred Stock - Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

          Please accept this offer no later than 7 o' clock P.M. (New York City time) on September 21, 1994 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,


                         MERRILL LYNCH & CO.
                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED
                         ALEX. BROWN & SONS INCORPORATED
                         A.G. EDWARDS & SONS, INC.
                         DEAN WITTER REYNOLDS INC.
                         LEGG MASON WOOD WALKER, INCORPORATED

                         BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED

                         BY:  /s/ MARTIN J. CICCO
                              ---------------------------------------
                              For themselves and as Representatives
                              of the Underwriters named herein.



CONFIRMED AND ACCEPTED:
as of the date first above written


DUKE REALTY INVESTMENTS, INC.


BY:  /s/ DARELL E. ZINK, JR.
     ------------------------------------
     Name:  Darell E. Zink, Jr.
     Title: Executive Vice President
            and Chief Financial Officer

                                  Annex A



                        DUKE REALTY INVESTMENTS, INC.

                           (an Indiana Corporation)

                       Common Stock and Preferred Stock



                           UNDERWRITING AGREEMENT


                                                            September 21, 1994

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281

Dear Sirs:

      Duke Realty Investments, Inc. (the "Company"), may from time to time offer in one or more series (i) shares of Common Stock, $.01 par value ("Common Stock") and (ii) shares of preferred stock, $.01 par value ("Preferred Stock"). As used herein, "Securities" shall mean the Common Stock and the Preferred Stock. As used herein, "Merrill Lynch" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated. As used herein, "Representatives," unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

      Whenever the Company determines to make an offering of Securities through the Representatives or through an underwriting syndicate managed by the Representatives, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, the Representatives and such other underwriters, if any, selected by the Representatives as have authorized the Representatives to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include the Representatives whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the number of Underwritten Securities of each class or series to be initially issued (the "Initial Underwritten Securities"), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such Representatives or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings (in the case of Preferred Stock), designations, liquidation preferences, conversion provisions, voting and other rights). In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the number of Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Representatives and the Company. Each offering of Underwritten Securities through the Representatives or through an underwriting syndicate managed by the Representatives will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-54997) for the registration of the Securities (including the Underwritten Securities) under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended) has been declared effective by the Commission. Such registration statement (as amended), on the one hand, and the prospectus constituting a part thereof and each prospectus supplement relating to the offering of Underwritten Securities provided to the Underwriters for use (whether or not such prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations) (the "Prospectus Supplement"), on the other hand, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, any document filed under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

      SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP.

      (a) The Company and Duke Realty Limited Partnership (the "Operating Partnership") represent and warrant, jointly and severally, to each Underwriter as of the date hereof and as of the date of the applicable Terms Agreement (such latter date being hereinafter referred to as a "Representation Date") as follows:

               (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and on such dates the Registration Statement and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof, at the Closing Time referred to in Section 2 hereof and on the Representation Date, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not include an untrue statement of a material fact required to be stated therein or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the

      Company in writing by the Underwriters through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

              (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time or during the period specified in
      Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (iii) KPMG Peat Marwick LLP, the accounting firm that audited the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (iv) The financial statements (including the notes thereto) included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. Pro forma financial information included in or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the 1933 Act, the 1933 Act Regulations and guidelines of the American Institute of Certified Public Accountants with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified.

               (v) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

              (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, Duke Realty Services Limited Partnership (the "Services Partnership"), Duke Construction Limited Partnership (the "Construction Partnership"), Duke Services, Inc. ("DSI"), whether or not arising in the ordinary course of business, (B) there has been no adverse change, material to the Duke Group (as hereinafter defined) as a whole, in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any of the properties owned, directly or indirectly, by the Operating Partnership and listed in the Prospectus (the "Properties") or any entity wholly or partially owned by the Operating Partnership which owns any Property (a "Property

      Partnership") (the Company, the Operating Partnership, the Services Partnership, the Construction Partnership, DSI and the Property Partnerships are hereinafter jointly referred to as the "Duke Group") , whether or not arising in the ordinary course of business, (B) no material casualty loss or material condemnation or other material adverse event with respect to any Property has occurred, (C) there have been no transactions or acquisitions entered into by the Duke Group, other than those in the ordinary course of business, which are material with respect to the Duke Group as a whole, (D) except for regular quarterly dividends on Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (E) with the exception of transactions in connection with (x) the 1993 Duke Realty Option Plan (the "Stock Option Plan") as described in the prospectus included in the Company's registration statement filed with the Commission in 1993 on Form S-2, File No. 33-64038 (the "1993 Prospectus"), (y) the Automatic Dividend Reinvestment Plan as described in the Prospectus (the "Dividend Reinvestment Plan"), and (z) the possible issuance of shares of Common Stock upon the exchange of partnership interests in the Operating Partnership ("Units"), there has been no change in the capital stock of the Company or DSI, or in the partnership interests of the Operating Partnership, the Services Partnership, the Construction Partnership or any Property Partnership, or any material increase in the indebtedness of the Duke Group as a whole.

             (vii) The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Indiana, has filed its most recent annual report required by law with the Secretary of State of Indiana and has not filed Articles of Dissolution; the Company has corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus, to enter into and perform its obligations under this Agreement and the Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company or any Property.

            (viii) The Operating Partnership is a limited partnership duly organized and existing under and by virtue of the laws of the State of Indiana, with all requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Prospectus, and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and will be in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership or any Property. The Company is the sole general partner of the Operating Partnership. The agreement of limited partnership of the Operating Partnership (the "Operating Partnership Agreement") is in full force and effect.

              (ix) DSI is a corporation duly organized and existing under and by virtue of the laws of the State of Indiana, has filed its most recent annual report required by law with the Secretary of State of Indiana or is not yet required to file such annual reports, and has not filed Articles of Dissolution; DSI has corporate power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged. DSI is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of DSI. All of the issued and outstanding capital stock of DSI has been duly authorized and validly issued and is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including without limitation, federal or state securities laws) and is owned by the

      Company. No shares of capital stock of DSI are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of DSI and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of DSI.

               (x) The Services Partnership is a limited partnership duly organized and existing under and by virtue of the laws of the State of Indiana, with all requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged, and to enter into and perform its obligations under the agreements to which it is a party. The Services Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Services Partnership or any Property. DSI is the sole general partner and a 1% owner of the Services Partnership, and the Operating Partnership and DMI Partnership are the sole limited partners and 9% and 90% owners, respectively, of the Services Partnership. The agreement of limited partnership of the Services Partnership (the "Services Partnership Agreement") is in full force and effect.

              (xi) The Construction Partnership is a limited partnership duly organized and existing under and by virtue of the laws of the State of Indiana, with all requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged. The Construction Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Construction Partnership or any Property. The Services Partnership is the sole general partner and a 5% owner of the Construction Partnership, and DMI Partnership is the sole limited partner and a 95% owner of the Construction Partnership. The agreement of limited partnership of the Construction Partnership (the "Construction Partnership Agreement") is in full force and effect.

             (xii) Each of the Property Partnerships is a limited or general partnership, as the case may be, duly organized and existing under and by virtue of the laws of its respective jurisdiction of formation and, if formed under the laws of a jurisdiction other than the State of Indiana, in good standing under the laws of such jurisdiction; each of the Property Partnerships has the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the agreements to which it is a party. Each of the partnership agreements of the Property Partnerships is in full force and effect.

            (xiii) The capital stock of the Company is as set forth in the Prospectus under "Capitalization." All the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal, state or foreign securities laws). No shares of capital stock of the Company are reserved for any purpose except in connection with the Stock Option Plan, the Dividend Reinvestment Plan, and the possible issuance of shares of Common Stock upon the exchange of Units. Except for shares of Common Stock issuable upon the exercise of options under the Stock Option Plan, under the Dividend Reinvestment Plan, or upon exchange of Units as described in the Prospectus and the 1993 Prospectus, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company.

             (xiv) All the issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal, state or foreign securities laws). As of the date hereof, 20,495,630 Units are issued and outstanding, 16,046,144 Units of which have been issued to the Company. There are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

              (xv) The applicable Underwritten Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Terms Agreement, will be validly issued, fully paid and non-assessable. Upon payment of the purchase price and delivery of the Underwritten Securities in accordance herewith, each of the Underwriters will receive good, valid and marketable title to the Underwritten Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The terms of the applicable Underwritten Securities conform to all statements and descriptions related thereto contained in the Prospectus. The form of stock certificate to be used to evidence the applicable Underwritten Securities will be in due and proper form and will comply with all applicable legal requirements. The issuance of the Underwritten Securities is not subject to any preemptive or other similar rights.

             (xvi) If applicable, the Common Stock issuable upon conversion of any of the Preferred Stock will have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary action and such stock, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable, and the issuance of such stock upon such conversion or exercise will not be subject to preemptive or other similar rights; the Common Stock so issuable conforms in all material respects to all statements relating thereto contained in the Prospectus.

            (xvii) None of the entities comprising the Duke Group is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of its property or assets is subject, which default separately or in the aggregate would have a material adverse effect on the Duke Group as a whole.

           (xviii)      (A)  This Agreement has been duly and validly
      authorized, executed and delivered by the Company and the Operating Partnership, and, assuming due authorization, execution and delivery by the Representatives, is a valid and binding agreement, enforceable in accordance with its terms; and (B) at the Representation Date, the Terms Agreement will have been duly and validly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Representatives, will be a valid and binding agreement, enforceable in accordance with its terms.

             (xix) The execution and delivery of this Agreement and the applicable Terms Agreement, the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby and thereby or in the Prospectus by the Company and, in respect to this Agreement only, the Operating Partnership, will not conflict with or constitute a breach or violation by the Company or the Operating Partnership of, or default under, (A) any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Company or the Operating Partnership is a party or by which they, either of them, any of their respective properties or other assets or any Property may be bound or subject which is material to the Duke Group as a whole; (B) the charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or the Operating Partnership; or (C) to the extent it is material, any applicable law, rule, order, administrative regulation or administrative or court decree.

              (xx) No labor dispute with the employees of the Duke Group exists or, to the knowledge of the Company or the Operating Partnership, is imminent; and each of the Company and the

      Operating Partnership is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any entity belonging to the Duke Group.

             (xxi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting any entity belonging to the Duke Group, any Properties or any officer or director of the Company, which is material to the Duke Group as a whole and is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or that, if determined adversely to any entity belonging to the Duke Group or any Property, or any such officer or director, will or could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Duke Group as a whole. There are no pending legal or governmental proceedings to which any entity belonging to the Duke Group is a party or of which they or any of their respective properties or assets or any Property Partnership is the subject, including ordinary routine litigation incidental to the business, that are, considered in the aggregate, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Duke Group as a whole. There are no contracts or documents of the entities comprising the Duke Group which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

            (xxii) At all times since February 13, 1986, the Company has been, and upon the sale of the applicable Underwritten Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

           (xxiii)      None of the entities comprising the Duke Group is
      required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

            (xxiv) None of the entities comprising the Duke Group is required to own or possess any trademarks, service marks, trade names or copyrights not now lawfully owned, possessed or licensed in order to conduct the business now operated by such entity.

             (xxv) No authorization, approval, consent, or order of any court or governmental authority or agency or other entity or person is necessary in connection with the offering, issuance or sale of the Underwritten Securities hereunder or under the applicable Terms Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities or real estate syndication laws or such as have been received prior to the date of this Agreement or the applicable Representation Date.

            (xxvi) Each entity belonging to the Duke Group possesses such material certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, or proposed to be conducted by it, and none of the entities comprising the Duke Group has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Duke Group as a whole.

           (xxvii)      There are no persons with registration or other similar
      rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxviii)      The Common Stock will be listed on the New York Stock
      Exchange on the applicable Representation Date and at the applicable Closing Time. Unless otherwise agreed upon with reference to Preferred Stock, as of the applicable Representation Date the Preferred Stock will have been approved for listing on the New York Stock Exchange upon notice of issuance.

            (xxix) (A) With respect to the Properties, the Operating Partnership and the Property Partnerships have good and marketable title to all items of real property (and improvements thereon), leasehold interests and general and limited partnership interests, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as are (i) described in the Prospectus or the 1993 Prospectus, (ii) referred to in the title policies delivered pursuant to the respective Property Contribution Agreements executed in connection with the reorganization of the Company in 1993, (iii) with respect to Properties acquired since the date of the 1993 Prospectus, referred to in the title policies of such Properties, (iv) serving as security for loans described in the Prospectus or the 1993 Prospectus, and (v) nonmaterial and placed on a Property in connection with such Property's development;
      (B) all contracts (i) of the Operating Partnership to provide leasing, property management and construction management services, (ii) of the Construction Partnership to provide general contractor services for third parties, and (iii) of the Services Partnership associated with the leasing, property management, real estate development, construction and miscellaneous tenant services businesses (the "Related Businesses"), are enforceable by and in the name of the Operating Partnership, the Construction Partnership or the Services Partnership, as the case may be;
      (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties or Related Businesses and the assets of the entities comprising the Duke Group which are required to be disclosed in the Prospectus are disclosed therein; (D) neither the Operating Partnership, any Property Partnership nor any tenant of any of the Properties is in default under any of the ground leases (as lessee) or space leases (as lessor) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Properties, and none of the entities comprising the Duke Group knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, other than such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Duke Group as a whole; (E) no tenant under any of the leases, pursuant to which the Operating Partnership or any Property Partnership, as lessor, leases its Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a material adverse effect on the Duke Group as a whole; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Duke Group as a whole; and (G) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to such Property, the Operating Partnership or the Property Partnership owning an interest in such Property.

             (xxx) Immediately following the application of the proceeds of the sale of the Underwritten Securities in the manner set forth in the Prospectus, the mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus will not be convertible and none of the Property Partnerships nor any person related to or affiliated with the Property Partnerships will hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned by the Operating Partnership.

            (xxxi) Except as disclosed in the Prospectus, and, with respect to clauses (A), (B) and (C) below, except for activities, conditions, circumstances or matters that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to any Property or the Property Partnership owning an interest in such Property,
      (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below), (B) neither the Company nor the Operating Partnership nor any Property Partnership has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or, to the knowledge of the Company or the Operating Partnership, that could result in the incurrence of material liabilities or any material violations of any Environmental Law (as defined below), give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity; (C) neither the Company, the Operating Partnership nor any Property Partnership is engaged in or intends to engage in any manufacturing or any other operations at the Properties that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance or (2) require permits or are otherwise regulated pursuant to any Environmental Law, other than permits which have been obtained; (D) neither the Company nor the Operating Partnership nor any Property Partnership has received any notice of a claim material to the Duke Group as a whole under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Company nor the Operating Partnership nor any Property Partnership has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law; and (F) no Property is included or, to the knowledge of the Company or the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or, with the exception of one Property, in respect to which the EPA has advised the Company that no further remedial action is planned, on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company or the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other Environmental Law.

            Excluding such customary amounts as may be lawfully generated, stored, used, treated, disposed of, or otherwise handled or located at any Property, as used herein "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the
      Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Occupational Safety and Health Materials Transportation Act, as amended all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environments or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

           (xxxii)      Each of the Company and the Operating Partnership has
      filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of such entity) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

      (b) Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

      SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

      (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

      (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days (or such lesser number of days as may be specified in the applicable Terms Agreement) after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time, date and place of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement), subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Underwritten Securities.

      (c) Payment of the purchase price for, and delivery of certificates for, the Underwritten Securities to be purchased by the Underwriters shall be made at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by the Representatives and the Company (each referred to herein as the "Closing Time"). In addition, in the event that any or all of the Option

Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Rogers & Wells, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Underwritten Securities to be purchased by them. Certificates for the Underwritten Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but any such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Underwritten Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be, in New York, New York.

      SECTION 3. COVENANTS OF THE COMPANY AND THE OPERATING PARTNERSHIP. Each of the Company and the Operating Partnership covenants with the Representatives, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

            (a) In respect to each offering of Underwritten Securities, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as the Representatives shall reasonably request.

            (b) If, at the time the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Terms Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, a copy of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted.

            (c) The Company will notify the Representatives immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus to be filed pursuant to the 1933 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and the Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (d) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing and, unless required by law, will not file or use any such amendment or supplement or other documents in a form to which the Representatives or counsel for the Underwriters shall reasonably object.

            (e) The Company will deliver to the Representatives as soon as possible as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus) as the Representatives may reasonably request.

            (f) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

            (g) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

            (h) The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions as the Representatives may designate. In each jurisdiction in which the Underwritten Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities.

            (i) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

            (j) The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

            (k) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

            (l) The Company will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed on such exchange and, unless otherwise agreed upon with respect to Preferred Stock, will use its best efforts to maintain the listing of the Underwritten Securities on the New York Stock Exchange.

            (m) During a period of 90 days from the date of any Prospectus Supplement, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, enter into any agreement to sell, or otherwise dispose of, (i) any securities of the same class or series or ranking on a parity with any Underwritten Securities (other than the Underwritten Securities covered by such Prospectus Supplement) or any security convertible into or exchangeable for shares of such Underwritten Securities, and (ii) if such Prospectus Supplement relates to Preferred Stock that is convertible into or exchangeable for Common Stock, any Common Stock or Units or any security convertible into or exchangeable for shares of Common Stock. This transfer restriction does not apply to (i) the possible issuance of shares of Common Stock upon the exchange of Units by holders of Units other than DMI Partnership and the directors and executive officers of the Company, (ii) grants of options, and the issuance of shares in respect of such options, pursuant to the Stock Option Plan, (iii) the issuance of shares pursuant to the Dividend Reinvestment Plan and (iv) the issuance of shares of Common Stock, or any security convertible into or exchangeable or exercisable for its Common Stock, in connection with the acquisition of real property or an interest or interests in real property, if the recipient of such shares or other securities agrees in writing to not, without the prior written consent of Merrill Lynch and the Company, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any of such securities until the expiration of a 90-day period from the date of any Prospectus Supplement.

            (n) If the Preferred Stock is convertible into Common Stock, the Company will reserve and keep available at all times, free of preemptive rights and other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue such Common Stock upon conversion of the Preferred Stock.

            (o) If the Preferred Stock is convertible into Common Stock, the Company will use its best efforts to list the Common Stock on the New York Stock Exchange.

            (p) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

            (q) During the period from the Closing Time until five years after the Closing Time, the Company will deliver to the Representatives, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its stockholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Company as the Representatives may reasonably request.

      SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement and the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the cost of printing, or reproducing, and distributing to the Underwriters copies of this Agreement and the applicable Terms Agreement, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Underwritten Securities, the sale of the Underwritten Securities to the Underwriters, their transfer between the Underwriters and the Underwriters pursuant to an agreement between such Underwriters and the fees and expenses of the transfer agent for the Underwritten Securities, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Underwritten Securities and the Common Stock issuable upon conversion of Preferred Stock, if any, under securities laws and real estate syndication laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto,
(vii) the cost of printing, or reproducing, and delivering to the Underwriters copies of the Blue Sky Survey, (viii) the fee of the National Association of Securities Dealers, Inc., if any, (ix) the fees and expenses incurred in connection with the listing of the Underwritten Securities and the Common Stock issuable upon conversion of Preferred Stock, if any, on the New York Stock Exchange, (x) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, if any, and (xi) any transfer taxes imposed on the sale of the Underwritten Securities to the several Underwriters.

      If this Agreement is cancelled or terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at Closing Time, of the representations and warranties of the Company and the Operating Partnership herein contained, to the performance by the Company and the Operating Partnership of their respective obligations hereunder, and to the following further conditions:

            (a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and (ii) if Preferred Stock is being offered, the rating assigned by any nationally recognized statistical rating organization as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed the Preferred Stock on what is commonly termed a "watch list" for possible downgrading.

            (b)   At Closing Time the Representatives shall have received:

                  (1) The favorable opinion, dated as of Closing Time, of Bose McKinney & Evans, counsel for each of the Company, the Operating Partnership, the Services Partnership, the Construction Partnership and DSI, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) Each of the Company and DSI is a corporation duly organized and existing under and by virtue of the laws of the State of Indiana, has filed its most recent annual report required by law with the Secretary of State of Indiana or is not yet required to file such annual reports, and has not filed Articles of Dissolution.

                          (ii) Each of the Company and DSI has corporate power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the 1993 Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the other agreements to which it is a party.

                         (iii) Each of the Company and DSI is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company or any Property.

                          (iv) Each of the Operating Partnership, the Services Partnership and the Construction Partnership is a limited partnership duly organized and existing under and by virtue of the laws of the State of Indiana. Each of the Operating Partnership, the Services Partnership and the Construction Partnership has all requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the 1993 Prospectus and the Prospectus, and to enter into and perform its obligations under this Agreement and the other agreements to which it is a party. Each of the Operating Partnership, the Services Partnership and the Construction Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership, the Services Partnership, the Construction Partnership or any Property or Related Business. The Company is the sole general partner of the Operating Partnership. DSI is the sole general partner of the Services Partnership. The Services Partnership is the sole general partner of the Construction Partnership. Each of the Operating Partnership Agreement, the Services Partnership Agreement and the Construction Partnership Agreement is in full force and effect, and the percentage interests and the rights to receive distributions of the partners in the Operating Partnership, the Services Partnership and the Construction Partnership are as set forth in the 1993 Prospectus and the Prospectus.

                           (v) Each of the Property Partnerships is a limited or general partnership, as the case may be, duly organized and existing under and by virtue of the laws of its respective jurisdiction of formation and, if formed under the laws of a jurisdiction other than the State of Indiana, in good standing under the laws of such jurisdiction; each Property Partnership has all requisite power and authority to own, lease and operate the Properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the agreements to which it is a party. Each of the partnership agreements of the Property Partnerships is in full force and effect.

                          (vi) The capital stock of the Company is as set forth in the Prospectus under "Capitalization." All the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. No shares of capital stock of the Company are reserved for any purpose except in connection with (i) the Stock Option Plan, (ii) the Dividend Reinvestment Plan and
                  (iii) the possible issuance of shares of Common Stock upon the exchange of Units. Except for Units, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company, and except for options under the Stock Option Plan, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company.

                         (vii) The applicable Underwritten Securities have been duly authorized for issuance and sale to the Underwriters and the Representatives pursuant to this Agreement and the applicable Terms Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the applicable Terms Agreement, will be validly issued, fully paid and non-assessable. Each of the Underwriters is receiving good, valid and marketable title to the Underwritten Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The terms of the applicable Underwritten Securities conform to all statements and descriptions related thereto contained in the Prospectus. The issuance of the applicable Underwritten Securities is not subject to any preemptive or other similar rights.

                        (viii) To the best knowledge of such counsel, none of the entities comprising the Duke Group is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and none of the entities comprising the Duke Group is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except for defaults which are not material to the Duke Group as a whole.

                          (ix) This Agreement and the applicable Terms Agreement were duly and validly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and, assuming due authorization, execution and delivery by any other party thereto, is a valid and binding agreement, enforceable in accordance with its terms, except as such enforceability may be (1) limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and (2) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

                           (x) Such counsel has been counsel to the Company since its initial incorporation. It has reviewed the opinion of Rogers & Wells relating to certain tax matters dated September 21, 1994, and nothing has come to such counsel's attention which would cause it to disagree with the conclusions reached therein.

                          (xi) None of the entities comprising the Duke Group is required to be registered under the 1940 Act.

                         (xii) No authorization, approval, consent or order of any court or governmental authority or agency or, to the knowledge of such counsel, any other entity is required in connection with the offering, issuance or sale of the applicable Underwritten Securities to the Underwriters hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities laws, as to which such counsel need express no opinion, or real estate syndication laws or such as have been received prior to the date of this Agreement.

                        (xiii) The Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                         (xiv) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                          (xv)      To the best of their knowledge and
                  information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which any of the entities comprising the Duke Group is a party or to which any of their properties is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                         (xvi) The information in the Prospectus under "The Company," "Description of Preferred Stock," "Description of Common Stock," and the information in the applicable Prospectus Supplement under, if applicable, "The Company," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct and presents fairly the information required to be disclosed therein.

                        (xvii) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments known to such counsel which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto by the 1933 Act Regulations other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no material default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                       (xviii)      To the best knowledge of such counsel, there
                  are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                         (xix) The Company satisfies all conditions and requirements for filing the Registration Statement on Form S-3 under the 1933 Act and 1933 Act Regulations.

                  (2) The favorable opinion, dated as of the Closing Time, of Rogers & Wells, counsel for the Underwriters, (A) with respect to the matters set forth in Section 5(b)(1)(i) (with respect to the Company only), Section 5(b)(1)(vii) (with respect to the first and last sentences only), Section 5(b)(1)(ix), Section 5(b)(1)(xiii) and
            (B) containing a statement similar to the statement referred to in the first paragraph of Section 5(b)(4).

                  (3) In respect to Properties which are not under development at the Closing Time, the favorable opinion, in form and substance satisfactory to counsel for the Underwriters, dated as of the Closing Time, of local counsel for the Operating Partnership or, if the Operating Partnership's ownership interest in a Property Partnership exceeds 10%, the appropriate Property Partnership, satisfactory to the Underwriters, with respect to (i) the organization, existence, power and authority of each Property Partnership, (ii) zoning matters and (iii) the possession by the Company or the applicable Property Partnership of those licenses, permits, consents and orders of governmental, municipal or regulatory authorities then necessary for the operation by the Operating Partnership or the applicable Property Partnership of its Property and as otherwise contemplated in the Registration Statement. If the Prospectus Supplement to which the applicable Terms Agreement relates is the first Prospectus Supplement (the "First Prospectus Supplement") distributed under this Agreement, such opinion shall only be required in respect to Properties acquired or developed since the date of the 1993 Prospectus. For any Prospectus Supplement distributed after the First Prospectus Supplement, such opinion shall only be required in respect to Properties acquired or developed since the date of the Prospectus Supplement preceding the Prospectus Supplement in respect to which the opinion is being delivered.

                  (4) In giving their opinions required by subsections (b)(1) and (b)(2), respectively, of this Section, Bose McKinney & Evans and Rogers & Wells shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company and the independent public accountants for the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed and in the preparation of the Registration Statement and the Prospectus and, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that either the Registration Statement or any amendment thereto (excluding the financial statements and financial schedules included or incorporated by reference therein, as to which such counsel need express no belief), at the time it became effective or at the time an Annual Report on Form 10-K was filed by the Company with the Commission (whichever is later), or at the Representation Date, contained an untrue statement of material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (excluding the financial statements or financial schedules included or incorporated by reference therein, as to which such counsel need express no belief), at the Representation Date or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In giving their opinions, Bose McKinney & Evans and Rogers &
            Wells may rely upon, or assume the accuracy of, (A) as to all matters of fact, certificates and written statements of officers and employees of and accountants for each of the entities comprising the Duke Group and (B) as to the qualification and good standing of each of the entities comprising the Duke Group to do business in any jurisdiction, certificates of appropriate government officials or opinions of counsel in such jurisdictions, and (C) in respect to the opinion by Rogers & Wells only, as to certain matters of Indiana law, the opinion of Bose McKinney & Evans given pursuant to Section 5(b)(1) above.

            (c) At Closing Time, (i) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company or the Operating Partnership, threatened against any entity belonging to the Duke Group which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any entity belonging to the Duke Group, whether or not arising in the ordinary course of business, (iii) no proceedings shall be pending or threatened against such entity or any Property before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding might result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any entity belonging to the Duke Group or any Property, as the case may be, other than as set forth in the Prospectus, (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission or by the state securities authority of any jurisdiction, and (v) the Representatives shall have received a certificate of the President or a Vice President of the Company and the Operating Partnership and of the chief financial or chief accounting officer of each such entity, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c) and stating that the representations and warranties in

      Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time.

            (d) At the time of the execution of the applicable Terms Agreement, the Representatives shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent public accountants with respect to the Company and the Operating Partnership as required by the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement, or incorporated by reference therein, and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements of the Company included in the Registration Statement, or incorporated by reference therein, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, or material modifications are required for them to be presented in conformity with generally accepted accounting principles, (B) the operating data and balance sheet data set forth in the Prospectus under the caption "Selected Consolidated Financial Data" were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement, (C) the pro forma financial information included or incorporated by reference in the Registration Statement was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement or (D) at a specified date not more than five days prior to the date of the applicable Terms Agreement, there has been any change in the capital stock of the Company or its subsidiaries, or any increase in the debt of the Company or its subsidiaries or any decrease in the net assets of the Company or its subsidiaries, as compared with the amounts shown in the most recent consolidated balance sheet of the Company and its subsidiaries, included in the Registration Statement or incorporated by reference therein, or, during the period from the date of the most recent consolidated statement of operations included in the Registration Statement or incorporated by reference therein to a specified date not more than five days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in revenues, net income or funds from operations of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

            (e) At Closing Time the Representatives shall have received from KPMG Peat Marwick LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to Closing Time.

            (f) At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the applicable Underwritten Securities as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the applicable Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (g) At Closing Time, the Representatives shall have received a letter agreement from DMI Partnership and from each director and executive officer of the Company, wherein DMI Partnership and each such director or executive officer shall agree that during the period of 90 days from the date of any Prospectus Supplement they will not, without the prior written consent of Merrill Lynch and the Company (which consent, in the case of the Company, will be subject to the approval of the Company's unaffiliated directors), directly or indirectly, sell, offer to sell, grant any option for the sale of, enter into any agreement to sell, or otherwise dispose of, (i) any securities of the same class or series or ranking on a parity with any Underwritten Securities or any security convertible into or exchangeable for shares of such Underwritten Securities, and (ii) if such Prospectus Supplement relates to Preferred Stock that is convertible into or exchangeable for Common Stock, any Common Stock or Units or any security convertible into or exchangeable for shares of Common Stock.
      Such transfer restrictions do not apply to transfers to members of the family of such director or executive officer (or an entity for their benefit), or to the granting of a bona fide security interest to a secured party. Any transferees of such shares, Units or other securities will be likewise prohibited from making any transfer of shares, Units or other securities.

            (h) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and the Operating Partnership hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the Operating Partnership and of the chief financial or chief accounting officer of each such entity confirming that their respective certificates delivered at Closing Time pursuant to Section 5(c) hereof remain true and correct as of such Date of Delivery.

                  (2) The favorable opinion of Bose McKinney & Evans, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

                  (3) The favorable opinion of Rogers & Wells, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

                  (4) A letter from KPMG Peat Marwick, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this
            Section 5(h)(4) shall be a date not more than five days prior to such Date of Delivery.

      If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

      SECTION 6.  INDEMNIFICATION.

      (a) Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection
      (i) above if such settlement is effected with the written consent of the indemnifying party; and

             (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under (i) or (ii) above.

      (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Underwritten Securities, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault (as determined by a court of competent jurisdiction or a panel of arbitration) of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages, and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportions as the total gross proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the Operating Partnership, on the one hand, or by the Underwriters, on the other, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

      The parties agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party and jointly and severally liable for any obligations hereunder. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act, and any director, officer, employee or affiliate of an Underwriter or such controlling person, shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act, or any director, officer, employee or affiliate of the Company or the Operating Partnership or such controlling person, shall have the same rights to contribution as the Company or the Operating Partnership.

      SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of the officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of the applicable Terms Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Operating Partnership and shall survive delivery of the Underwritten Securities to the Underwriters.

      SECTION 9.  TERMINATION OF AGREEMENT.

      (a) The Representatives may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change, affecting the Duke Group as a whole, in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of any entity belonging to the Duke Group or of any Property, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States or internationally is such as to make it, in the judgment of the Representatives, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in the Common Stock has been suspended by the Commission or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Indiana authorities, or (iv) if Preferred Stock is being offered and the rating assigned by any nationally recognized statistical rating organization to any preferred shares of beneficial interest of the Company as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any preferred shares of beneficial interest or debt securities of the Company on what is commonly termed a "watch list" for possible downgrading. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

      (b) In the event of any such termination, in respect to such terminated Terms Agreement the covenant set forth in Section 3(i) hereof, the provisions of
Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

      SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the Underwritten Securities to be purchased pursuant to such Terms Agreement, each of the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

      In the event of any such default which does not result in a termination of the applicable Terms Agreement, each of the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

      SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, N.Y. 10281-1201, attention of Martin J. Cicco; notices to the Company and the Operating Partnership shall be directed to any of them at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana, 46240, attention of Darell E. Zink, Jr.

      SECTION 12. PARTIES. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the applicable Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME. This Agreement and the Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

                                       Very truly yours,


                                       DUKE REALTY INVESTMENTS, INC.

                                       By: /s/ DARELL E. ZINK, JR.
                                          --------------------------------------
                                       Title:  Executive Vice President
                                               and Chief Financial Officer
                                               ---------------------------------


                                       DUKE REALTY LIMITED PARTNERSHIP

                                       By: Duke Realty Investments, Inc,
                                             General Partner

                                             By: /s/ DARELL E. ZINK, JR.
                                                --------------------------------
                                             Title:  Executive Vice President
                                                     and Chief Financial Officer
                                                     ---------------------------



CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By: /s/ MARTIN J. CICCO
   ------------------------------------
     Authorized Signatory

                                                                     Exhibit A



                         DUKE REALTY INVESTMENTS, INC.
                           (an Indiana Corporation)

                       [Number and Title of Securities]

                               TERMS AGREEMENT


                                                        Dated:           , 199


To:   Duke Realty Investments, Inc.
      8888 Keystone Crossing, Suite 1150
      Indianapolis, IN  46240

Attention:  Chairman of the Board of Directors

Dear Sirs:

      We (the "Representatives") understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell [__________] of its [shares of common stock (the "Common Stock")] [preferred stock (the "Preferred Stock")] (such [Common Stock] and [Preferred Stock] being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

                                 [Number of Shares]
                                 [Principal Amount]
                                     Of Initial
      Underwriter              Underwritten Securities
      -----------              -----------------------


                                    __________

         Total                     $__________

      The Underwritten Securities shall have the following terms:
      [COMMON STOCK]   [PREFERRED STOCK]

Title of Securities:
Number of Shares:
[Current Ratings:]
[Dividend Rate:  [$            ] [      %], Payable:]
[Stated Value:]
[Liquidation Preference:]
[Ranking:]
Public offering price per share:  $       [, plus accumulated dividends, if any,
from      , 199 .]
Purchase price per share:  $       [, plus accumulated dividends, if any, from
      , 199 .]
[Conversion provisions:]
[Voting and other rights:]
Number of Option Securities, if any, that may be purchased by the Underwriters:
Additional co-managers, if any:
Other terms:
Closing time, date and location:



      All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc.-Common Stock and Preferred Stock Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

      Please accept this offer no later than        o'clock P.M. (New York City
time) on           by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours,

                              MERRILL LYNCH & CO.
                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED
                              [OTHER REPRESENTATIVES]

                              By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED



                              By:
                              ---------------------------------------
                              For themselves and as Representatives of
                              the other named Underwriters.


Accepted:

DUKE REALTY INVESTMENTS, INC.

By:__________________________
   Name:
   Title:
                                        A-3